UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2007

CHINA DIGITAL COMMUNICATION GROUP
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-49715	91-2132336
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

A-3. Xinglian Industrial Zone. He Hua Ling Pingxin Road. Xin Nan. Ping Hua Town. Longgang. Shenzhen China	51811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-755-2698-3767

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As more fully described in Item 2.01 below, on April 24, 2007, we entered into an Agreement on Transfer of Shares of Sono Digital Electronic Technologies Co., Ltd. with Liu Changqing and Wang Feng (collectively, the Purchasers”) for the sale of our wholly-owned subsidiary Sono Digital Electronic Technologies Co., Ltd. (“Sono”) (the “Agreement”). Changqing will purchase a 60% interest and Feng will purchase a 40% interest in Sono. In exchange for all of the outstanding shares of Sono, the Purchasers will pay to us $3,000,000 USD as consideration for the acquisition. We will enter into promissory notes with the Purchasers for payment of their share of the $3,000,000 which is due within 90 days of April 24, 2007. If payment is not made within 90 days, the promissory notes will accrue interest at 18% per annum from the closing date.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 24, 2007, the Agreement described in Item 1.01 was completed (the “Closing”). As a result of the Agreement, we no longer own, control or operate Sono and have disposed of this asset.

Item 9.01	Financial Statement And Exhibits.

(a)	Financial Statements of Business Acquired.

None

(b)	Pro Forma Financial Information.

None

(c)	Exhibits.

Exhibit Number	Description

10.1	Agreement on Transfer of Shares of Sono Digital Electronic Technologies Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA DIGITAL COMMUNICATION GROUP

Dated: April 27, 2007	By:	/s/ Zhongan Xu
ZHONGAN XU Chief Executive Officer